Exhibit 99.7

Appendix

Reconciliations of Non-GAAP
 Financial Measures

Generating Fee Income and Operating Efficiency 1

	For the Years Ended December 31,

	2004	2005	2006	2007	2008
Noninterest Income as a Percentage of Net Revenue
(T/E) Based on Operating Earnings	37.8%	39.1%	40.6%	41.3%	40.3%
Effect of other, net (1)	-	-	-	-	1.1
Noninterest Income as a Percentage of
Net Revenue (T/E) Based on GAAP	37.8%	39.1%	40.6%	41.3%	41.4%

Cash Basis Efficiency Ratio	49.7%	50.4%	53.2%	51.6%	51.3%
Effect of pretax merger-related and restructuring items	.1	(.2)	.3	.3	.2
Effect of pretax amortization of intangibles	2.0	1.9	1.6	1.5	1.3
Effect of other, net (2)	-	.8	( .4)	.3	(.7)
Effect of amortization of mark-to-market adjustments	.2	.2	.1	-	-
Efficiency Ratio Based on GAAP	52.0%	53.1%	54.8%	53.7%	52.1%

Operating Leverage	(1.36)%	(1.51)%	(4.79)%	3.03%	1.05%
Effect of merger-related and restructuring items
and non-recurring items (3)	19.77	(.91)	.24	(.03)	2.95
Operating Leverage Based on GAAP	18.41%	(2.42)%	(4.55)%	3.00%	4.00%

(1)	Reflects gains from the initial public offering and sale of Visa stock in 2008, and the impact of a nonrecurring item associated with BB&T’s leasing operations in 2003.
(2)

Reflects gains from the initial public offering and sale of Visa stock, a gain from the early extinguishment of debt and nonrecurring professional fees in 2008, a reserve charge relating to the Visa settlement in 2007, a gain on the sale of duplicate facilities in 2006, and a one-time adjustment related to the accounting for property and equipment leases in 2005.

(3)	Reflects the impact of the fluctuations in merger-related and restructuring charges and non-recurring items.

Operating Efficiency

	Annualized Link Quarter

	4Q08 vs 3Q08	3Q08 vs 2Q08	2Q08 vs 1Q08	1Q08 vs 4Q07
Revenue Growth	7.38%	3.40%	22.48%	10.49%
Effect of other, net (1)	(8.64)	(6.72)	2.48	7.92
Revenue Growth Based on GAAP	(1.26)%	(3.32)%	24.96%	18.41%

Expense Growth	3.98	1.20	22.13	8.70
Effect of other, net (1)	(2.01)	18.24	(10.96)	(11.26)
Expense Growth Based on GAAP	1.97	19.44	11.17	(2.56)

Operating Leverage	3.40%	2.20%	.35%	1.79
Effect of other, net (1)	(6.63)	(24.96)	13.44	19.18
Operating Leverage Based on GAAP	3.23%	(22.76)	13.79	20.97

(1) Reflects the impact of the fluctuations in merger-related and restructuring charges and non-recurring items.

     Operating Earnings
 Available to Common Shareholders

as originally reported (dollars in millions)

	Operating Earnings	Net Income
1993	$98	$98
1994	237	237
1995	254	178
1996	305	284
1997	409	360
1998	513	502
1999	659	613
2000	875	626
2001	1,100	974
2002	1,318	1,303
2003	1,424	1,065
2004	1,562	1,558
2005	1,674	1,654
2006	1,707	1,528
2007	1,749	1,734
2008	1,376	1,498
Fifteen-Year Compound Annual Growth Rate	19.2%	19.9%

Pre-Tax Pre-Provision
 Operating Earnings

as originally reported (dollars in millions)

	Operating	GAAP
1993	$164	$164
1994	380	380
1995	411	295
1996	505	472
1997	705	637
1998	828	813
1999	1,059	996
2000	1,395	1,033
2001	1,739	1,584
2002	2,093	1,556
2003	2,293	1,865
2004	2,577	2,571
2005	2,716	2,684
2006	2,778	2,713
2007	3,053	3,018
2008	3,392	3,493

Fifteen-Year Compound Annual Growth Rate	22.4%	22.6%

Earnings Performance
	For the Year Ended December 31,
Dollars in Millions	2004	2005	2006	2007	2008

Total Revenues Based on Operating Results	6,666	7,830	9,489	10,668	10,334
Pretax merger-related and restructuring charges	-	-	-	-	-
Other, net (1)	-	2	(75)	-	70
Total Revenues Based on GAAP Results	6,666	7,832	9,414	10,668	10,404

Operating Earnings Available to Common Shareholders	1,562	1,674	1,707	1,749	1,376
Merger-related and restructuring charges, net of tax	(4)	7	(11)	(13)	(10)
Other, net (2)	-	(27)	(168)	(2)	132
Net Income Available to Common Shareholders	1,558	1,654	1,528	1,734	1,498

Return on Assets Based on Operating Earnings	1.62	1.60	1.49	1.38	1.02
Effect of after-tax merger-related and restructuring charges	-	.01	(.01)	(.01)	(.01)
Effect of other, net (2)	-	(.03)	(.14)	-	.10
Return on Assets Based on Net Income	1.62	1.58	1.34	1.37	1.11

Return on Common Equity Based on Operating Earnings Available to Common Shareholders	14.74	15.12	14.91	14.37	10.51
Effect of after-tax merger-related and restructuring charges	(.03)	.07	(.10)	(.10)	(.08)
Effect of other, net (2)	-	(.24)	(1.46)	(.02)	1.01
Return on Common Equity Based on Net Income Available to Common Shareholders	14.71	14.95	13.35	14.25	11.44

Diluted EPS Based on Operating Earnings Available to Common Shareholders	2.81	3.04	3.14	3.17	2.49
Effect of after-tax merger-related and restructuring charges	(.01)	.01	(.02)	(.02)	(.02)
Effect of other, net (2)	-	(.05)	(.31)	(.01)	.24
Diluted EPS Based on Net Income Available to Common Shareholders	2.80	3.00	2.81	3.14	2.71

Cash ROA	1.79	1.77	1.63	1.50	1.11
Effect of amortization of mark-to-market adjustments, net of tax	(.01)	(.02)	(.01)	-	-
Effect of amortization of intangibles, net of tax (3)	(.16)	(.15)	(.13)	(.12)	(.09)
Return on Assets Based on Operating Earnings	1.62	1.60	1.49	1.38	1.02

Cash ROCE	26.36	27.12	27.23	26.82	19.30
Effect of amortization of mark-to-market adjustments, net of tax	(.28)	(.29)	(.13)	(.03)	-
Effect of amortization of intangibles, net of tax (3)	(11.34)	(11.71)	(12.19)	(12.42)	(8.79)
Return on Common Equity Based on Operating Earnings Available to Common Shareholders	14.74	15.12	14.91	14.37	10.51

Cash Basis Diluted EPS	2.96	3.20	3.27	3.29	2.60
Effect of amortization of mark-to-market adjustments, net of tax	(.03)	(.04)	(.01)	-	-
Effect of amortization of intangibles, net of tax	(.12)	(.12)	(.12)	(.12)	(.11)
Diluted EPS Based on Operating Earnings Available to Common Shareholders	2.81	3.04	3.14	3.17	2.49

(1)

Includes gains from the initial public offering and sale of Visa stock, net securities gains and other-than-temporary impairment losses,and an adjustment related to the accounting for leveraged leases in 2008, a loss on sale of securities in 2006, and a one-time adjustment related to the accounting for property and equipment leases in 2005.

(2)

Includes gains from the initial public offering and sale of Visa stock, a gain from the early extinguishment of debt, net securities gains, other-than-temporary impairment losses and nonrecurring professional fees in 2008, a reserve charge relating to the Visa settlement and a credit to the provision for income taxes in 2007, an additional tax provision related to leveraged leases, a loss on the sale of securities, and the impact of a gain on the sale of duplicate facilities in 2006, and a one-time adjustment related to the accounting for property and equipment leases in 2005.

(3)	Excludes average intangibles from average assets and average equity, net of deferred taxes, in the calculation of cash basis ratios.